CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-50273 and 333-208411 of the Procter & Gamble Company on Form S-8 of our report dated June 20, 2018, relating to the financial statements and supplemental schedules of The Procter & Gamble Commercial Company Employees' Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 2017.
/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 20, 2018